Exhibit 10.10

SASS PERESS
c/o ICP Solar Technologies, Inc.
7075 Place Robert-Joncas
Montreal, Quebec, Canada H4M 2Z2

June 13, 2008

Platinum Long Term Growth VI, LLC
152 West 57th Street, 4th Floor
New York, NY 10019

BridgePointe Master Fund Ltd.
1120 Sanctuary Parkway
Suite 325
Alpharetta, GA 30004

Roswell Capital Partners, LLC
1120 Sanctuary Parkway
Suite 325
Alpharetta, GA 30004

Ladies and Gentlemen:

I am the President and CEO of ICP Solar Technologies, Inc. (the “Company”). Pursuant to the Securities Purchase Agreement, dated as of June 13, 2008 (the “Purchase Agreement”), among you and the Company, you are purchasing the securities identified therein.

As of the date hereof, I beneficially own an aggregate of [18,290,311 shares of Common Stock of the Company, and hold sole voting power (whether directly or via instruction to Equity Transfer and Trust Company) over such shares. As an inducement for you to purchase the securities identified in the Purchase Agreement, I hereby agree to vote or to cause to be voted all such shares in favor of any amendment to the Company’s Certificate of Incorporation or other governing documents necessary to ensure the Company’s compliance with its obligations under Section 4(e) of the Purchase Agreement for avoidance of doubt, this agreement to vote, or cause to vote, is limited for the purpose of ensuring compliance with the Company’s obligations under Section 4(e) of the Purchase Agreement. To the extent any of the shares identified above are transferred to an affiliate, any of my family members or an affiliate of any of my family members, as a condition to such transfer, such transferee shall agree to vote such shares in accordance with this letter agreement. Further, to the extent I acquire, directly or indirectly, any additional shares of Common Stock of the Company, such additional shares shall be voted in accordance with the terms of this letter agreement.

I hereby acknowledge and agree that any investment made by you pursuant to the Purchase Agreement is beneficial to my interests as an officer and affiliate of the Company, that I have received sufficient consideration for the delivery of this letter agreement and, but for this letter agreement, you would not make such investment.

Sincerely,

Sass Peress